BRAZOS MUTUAL FUNDS
AMENDMENT TO FUND ADMINISTRATON SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of  July, 2008, to the Fund Administration Servicing Agreement, dated as of October 1, 2002,  as amended (the “Fund Administration Agreement”), is entered into by and between BRAZOS MUTUAL FUNDS, a  Delaware business  trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company (”USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the fees of said Fund Administration Agreement; and

WHEREAS, Section 7 of the Fund Administration Agreement allows for its amendment by written agreement executed by the parties; and

NOW THEREFORE, the parties agree to amend the following:

Exhibit B of the Fund Administration Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Michael R. McVoy

Name: Benjamin C. Bell, Jr.	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Fund Administration Agreement – Brazos Mutual Funds
BRAZOS MUTUAL FUNDS FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE - Effective 6-1-08 through 6-1-10
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
♦ ___ basis points on the first $___
♦ ___ basis points on the next $___
♦ ___ basis points on the balance
♦ Minimum annual fee:  $___ per fund portfolio

**___% Continue discount for a period of
           1 year 6/2008 – 6/2009.
**___% Discount for year 7/2009 – 6/2010.**
** No discount applied after June 2010**

International Funds

Annual Fee Based Upon Market Value Per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points on the balance
Minimum annual fee:  $___ per fund portfolio

Conversion and extraordinary services quoted separately.
 * All expenses relating to a US Bancorp Fund Services Fund Administrator attending board meetings in person will be billed as an out of pocket expense to the funds.

Fees are billed monthly.
.

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel:
• ___ basis point at each level
• $___ additional minimum
• (Waived)
Daily Performance Reporting (Pre-& Post-Tax)
• Performance Service - $___/CUSIP/Month
• Setup - $___/CUSIP
• Conversion – quoted separately
• FTP Delivery - $___ per FTP site
• (Waived)
Daily Compliance Services (Charles River)
• Base fee - $___/fund/month
• ___ basis point on the fund assets
• (Waived)
ReportSource - $___ /month – Web reporting
Plus out-of-pocket expenses, including but not limited to:
• Postage, Stationery
• Programming, Special Reports
• Proxies, Insurance
• EDGAR filing  - Approx. $___/page
• Retention of records
• Federal and state regulatory filing fees
• Certain insurance premiums
• Expenses from board of directors meetings
• Auditing and legal expenses
• Blue Sky conversion expenses (if necessary)
• All other out-of-pocket expenses
• Systems charge of $___ per quarter to be billed in March, June, September and December.

Exhibit B (continued) to the Fund Administration Agreement

Brazos Mutual Funds Chief Compliance Officer Support Services FEE SCHEDULE Effective 6-1-08 through 6-1-10

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting
Annual Fee Schedule*
• $___ per service line per year
 **___% discount for the first year

Fees are billed monthly.